UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2016

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

On July 20, 2016, the Board of Directors (the “Board”) of Health Insurance Innovations, Inc. (the “Company”) appointed Gavin Southwell to serve as President of the Company effective on the date on which Mr. Southwell, a United Kingdom national, receives an O-1 Visa from U.S. Citizenship and Immigration Services (the “Effective Date”). As President of the Company, Mr. Southwell will report to the Company’s Chief Executive Officer and will oversee the Company’s sales and compliance functions and specified operational functions. In connection with Mr. Southwell’s appointment, Patrick McNamee’s term as President will end on the Effective Date, but Mr. McNamee will continue to serve as the Chief Executive Officer of the Company.

Mr. Southwell, age 38, has been a consultant to the Company since April 18, 2016. Prior to that time, Mr. Southwell served, from May 2009 to January 2016, as the Chief Operations Officer of Cooper Gay Swett & Crawford (“CGSC”), one of the world’s largest independent global wholesale and reinsurance brokering groups, with a network of over sixty offices across the Americas, Europe and Asia. In this capacity, Mr. Southwell was responsible for operations and technology and for establishing the commercial strategy for each region, the set-up of new offices and integration of acquired businesses, and the design and implementation target operating models. Prior to joining CGSC, Mr. Southwell served, from October 2007 to April 2009, as the Risk Manager of Beazley plc, one of the largest Lloyd’s insurers and the parent company of Beazley Insurance Company Inc., an A.M. Best A-rated carrier licensed in all 50 states. Beazley is a market leader globally in professional lines, accident and health, property, marine, reinsurance and contingency business. During his time at Beazley, Mr. Southwell was responsible for risk management, preparation for the new capital requirements under Solvency II, and leading the internal management committee responsible for delegated underwriting.

There is no arrangement or understanding pursuant to which Mr. Southwell has been selected as an officer of the Company. There are no family relationships between Mr. Southwell and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Southwell was or is a participant.

In connection with Mr. Southwell’s appointment, on July 20, 2016, the Company and Mr. Southwell entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Southwell’s employment with the Company (and his term as President of the Company) will begin on the Effective Date. The Employment Agreement has a term of one year (commencing on the Effective Date), and unless prior written notice of termination is given by either party prior to the expiration of the then-current term, the term of the agreement will be automatically extended for successive one-year periods. Pursuant to the Employment Agreement, Mr. Southwell will be entitled to an annual salary of $350,000 and, on the date of his first regular paycheck following the Effective Date, a $50,000 signing bonus. Mr. Southwell will also receive a “gross up payment” to account for tax liabilities resulting from the payment of the signing bonus.

Pursuant to the Employment Agreement, Mr. Southwell will receive a Stock Appreciation Rights Award Agreement on the Effective Date, pursuant to which the Company will award Mr. Southwell 33,333 share-settled stock appreciation rights under the Company’s Long Term Incentive Plan (the “LTI Plan”). The stock appreciation rights will vest in increments of 25%, 25%, and 50%, respectively, on the first three anniversary dates of the grant, subject to acceleration upon a change in control or certain defined termination events.

In addition, under the Employment Agreement, Mr. Southwell will receive a Restricted Stock Award Agreement on the Effective Date, pursuant to which the Company will grant Mr. Southwell 17,777 restricted shares of the Company’s Class A common stock upon the Company’s receipt of a fully executed copy of the Restricted Stock Award Agreement from Mr. Southwell. The restricted shares will vest in increments of 25%, 25%, and 50%, respectively, on the first three anniversary dates of the grant, subject to acceleration upon a change in control or certain defined termination events.

During the term of the Employment Agreement, beginning on January 21, 2017 and on each January 1 thereafter, Mr. Southwell will also be eligible for a target equity grant under the LTI Plan of up to 75% of Mr. Southwell’s salary then in effect, with 1/3 of such grant consisting of restricted shares of the Company’s Class A common stock and 2/3 of such grant consisting of stock appreciation rights with a strike price equal to the market closing price of the Company’s Class A common stock on the applicable grant date. If awarded, these grants will vest 25% on each of the first two anniversaries of the applicable grant date and 50% on the third anniversary of the applicable grant date.

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Mr. Southwell is also eligible to participate in any equity incentive or similar plan adopted by the Company and for an annual bonus and long term incentive awards, in each case as determined by the Board. Mr. Southwell’s target bonus under the management bonus plan will be equal to 65% of his salary then in effect.

Mr. Southwell is also eligible to receive all rights and benefits offered to senior management of the Company including, but not limited to, retirement, retirement savings, profit-sharing, pension or welfare or benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other fringe benefits. Additionally, the Company is sponsoring Mr. Southwell for his U.S. Visa and has agreed to pay all costs and expenses related to same as long as he remains employed with the Company.

Under the Employment Agreement, Mr. Southwell is subject to non-solicitation and non-competition covenants that expire two years following termination of employment and to customary confidentiality obligations.

As provided in the Employment Agreement, in the event that the Company terminates Mr. Southwell’s employment without cause or Mr. Southwell resigns for good reason, Mr. Southwell will be entitled to wages in an amount equal to his accrued salary and, to the extent provided in the applicable management bonus plan, his accrued bonus through the termination date plus an amount equal to twelve months of his salary payable in equal installments in accordance with the Company’s payroll procedures beginning on the termination date and ending twelve months thereafter, provided in either case that Mr. Southwell executes a general release in favor of the Company. “Good reason” includes certain changes in Mr. Southwell’s responsibilities or duties without his consent, reductions in salary or a material reduction in benefits, a material breach by the Company of the Employment Agreement that remains uncured following notice of the breach, or relocation of his principal place of employment without his consent.

The foregoing does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, which will be attached to the Company’s next Quarterly Report on Form 10-Q.

Appointment of New Chief Operating Officer

On July 20, 2016, the Board appointed Josef Denother to serve as Chief Operating Officer of the Company.

Mr. Denother, age 37, has served as the Company’s VP of Operations since September 2015. Prior to joining the Company, from January 2015 to September 2015, Mr. Denother served as the VP of Clinical Operations for AllMed Healthcare Management, an independent review organization that provides concurrent and retrospective peer review services. In this capacity, Mr. Denother was responsible for all aspects of clinical and operational activities including physician management, clinical review, copy editing and quality assurance. From May 2010 to March 2014, Mr. Denother served as Senior Director, Operations for Express Scripts, a publicly-traded pharmacy benefit management company that provides comprehensive management services for employers and health plans. At Express Scripts, Mr. Denother was responsible for the overall management of the Coverage Review Department, spanning prior authorization, utilization management, and clinical appeals.

There is no arrangement or understanding pursuant to which Mr. Denother has been selected as an officer of the Company. There are no family relationships between Mr. Denother and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Denother was or is a participant.

In connection with Mr. Denother’s appointment, on July 20, 2016, the Company and Mr. Denother entered into an Amendment to Employment Agreement (the “Denother Amendment”), which amends the offer letter from the Company to Mr. Denother, dated July 24, 2015 and executed by Mr. Denother on July 28, 2015 (the “Denother Employment Agreement”). Under the Denother Amendment, Mr. Denother will be employed as the Company’s Chief Operating Officer and will be entitled to an annual salary of $255,000 (increased from $200,000 under the Denother Employment Agreement). In addition, on the date of his first regular paycheck after his original start date in 2015, Mr. Denother received a relocation bonus in the amount of $35,000, which was “grossed up” for applicable taxes and withholdings.

Pursuant to the Denother Employment Agreement, on his original start date (“Start Date”), the Company granted Mr. Denother 10,000 Class A share-settled stock appreciation rights (“SSARs”), with a strike price equal to the market closing price of the Company’s Class A common stock on the Start Date, under the Company’s LTI Plan. These stock appreciation rights vest in increments of 25%, 25%, and 50%, respectively, on the first three anniversary dates of the grant, subject to acceleration upon a change in control or certain defined termination events.

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In addition, under the Denother Employment Agreement, beginning on January 1, 2016 and on each January 1 thereafter, Mr. Denother will be eligible for a target equity grant under the LTI Plan of up to 25% of Mr. Denother’s salary then in effect, with 1/3 of such grant consisting of restricted shares of the Company’s Class A common stock and 2/3 of such grant consisting of SSARs with a strike price equal to the market closing price of the Company’s Class A common stock on the applicable grant date. If awarded, these grants will vest 25% on each of the first two anniversaries of the applicable grant date and 50% on the third anniversary of the applicable grant date. Unvested restricted shares and unvested or unexercised SSARs will be subject to forfeiture if Mr. Denother resigns without good reason or is terminated for cause. In addition, unvested restricted shares and unvested or unexercised SSARs will be subject to 100% accelerated vesting if Mr. Denother resigns for good reason or is terminated without cause. If Mr. Denother’s employment is terminated because he resigns for good reason or is terminated without cause, the SSARs, to the extent that they are otherwise vested and exercisable at the time of termination, will be terminated at 5:00 p.m. Eastern time on the date that is one year after the date of termination of service.

Under the Denother Employment Agreement, Mr. Denother is also eligible to participate in the Company’s management bonus program in such amounts, on such terms and subject to such conditions as determined by the Compensation Committee of the Board. Mr. Denother’s target bonus under the management bonus plan is equal to 25% of his salary then in effect.

Under the Denother Amendment, on July 20, 2016, the Company delivered to Mr. Denother a Stock Appreciation Rights Award Agreement (“SARA Agreement”), pursuant to which the Company will award Mr. Denother 29,239 stock appreciation rights under the Company’s LTI Plan upon the Company’s receipt of a fully executed copy of the SARA Agreement. The stock appreciation rights will vest in increments of 25%, 25%, and 50%, respectively, on the first three anniversary dates of the grant, subject to acceleration upon a change in control and certain termination events.

Mr. Denother is also eligible to participate in health and other Company benefits on the same terms and conditions as similarly-situated members of management.

Under the Denother Amendment, Mr. Denother is subject to non-solicitation and non-competition covenants that expire two years following termination of employment and to customary confidentiality obligations.

As provided in the Denother Employment Agreement and the Denother Amendment, in the event that the Company terminates Mr. Denother’s employment without cause or Mr. Denother resigns for good reason, Mr. Denother will be entitled to receive wages in an amount equal to his accrued salary and wages in an amount equal to six months of his salary payable in equal installments in accordance with the Company’s payroll procedures beginning on the termination date and ending six months thereafter, provided in either case that Mr. Denother executes a general release in favor of the Company. “Good reason” includes certain changes in Mr. Denother’s responsibilities or duties without his consent, reductions in salary or a material reduction in benefits, a material breach by the Company of the Denother Employment Agreement that remains uncured following notice of the breach, or relocation of his principal place of employment without his consent.

The foregoing does not purport to be a complete description of the Denother Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, which will be attached to the Company’s next Quarterly Report on Form 10-Q. In addition, the foregoing does not purport to be a complete description of the Denother Amendment and is qualified in its entirety by reference to the full text of such amendment, which will be attached to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01. Other Events.

The Company has received notification from the Indiana Department of Insurance that a multistate examination has been commenced providing for the review of HCC Life Insurance Company’s (“HCC”) short term medical plans, Affordable Care Act compliance, marketing, and rate and form filing for all products. As the Company is a distributor of HCC products, the notification indicated that the multistate examination will include a review of the activities of the Company and a review of whether the Company’s practices are in compliance with Indiana insurance law and the similar laws of other states participating in the examination. The Indiana Department of Insurance will serve as the managing participant of the multistate examination, and the examination will include, among other things, a review of whether HCC (and presumably the Company) has engaged in any unfair or deceptive acts or insurance business practices. In addition to the multistate examination led by Indiana, we are aware that several other states, including Arkansas, Florida, Kansas, Montana, Ohio, South Dakota, and Massachusetts, are reviewing the sales practices and potential unlicensed sale of insurance by third-party distributor call centers utilized by the Company. The Company is not aware of any examination into the sales practices of the Company-owned call centers, although the Company cannot be certain that no such investigation is occurring or will occur, and the Company is aware of and managing additional claims and inquiries that it does not believe are material at this time. It is too early to determine whether any of these regulatory examinations will have a material impact on the Company. The Company is proactively communicating and cooperating with all applicable regulatory agencies, and Mr. Southwell, with his strong skills and experience with insurance regulatory matters, will lead the Company’s efforts in responding to and addressing any such regulatory matters.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer, Secretary, and Treasurer

Date: July 20, 2016

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